EXHIBIT 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2006

UNAUDITED

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2006

UNAUDITED

Page
Consolidated Income Statement	1
Consolidated Balance Sheet	2
Capital Ratios and Asset Quality Ratios	2
Results of Businesses
Summary of Business Results and Headcount	3
Retail Banking	4-5
Corporate & Institutional Banking	6
BlackRock	7
PFPC	8
Details of Net Interest Income, Net Interest Margin, and Trading Revenue	9
Efficiency Ratios	10
Average Consolidated Balance Sheet and Supplemental Average Balance Sheet Information	11-12
Details of Loans and Lending Statistics	13
Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit and Net Unfunded Commitments	14
Details of Nonperforming Assets	15-16
Glossary of Terms	17-19
Business Segment Products and Services	20

The information contained in this Financial Supplement is preliminary, unaudited and based on data available at April 20, 2006. We have reclassified certain prior period amounts included in this Financial Supplement to be consistent with the current period presentation.

As disclosed in our 2005 Form 10-K, in October 2005 Market Street Funding (“Market Street”), a multi-seller asset-backed commercial paper conduit owned by an independent third party and administered by PNC Bank, N.A., was restructured. As a result, Market Street was deconsolidated from our Consolidated Balance Sheet effective October 17, 2005. This deconsolidation is reflected in the information contained in this Financial Supplement. We had previously consolidated Market Street under the provisions of FIN 46R effective July 1, 2003.

This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our SEC filings.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

For the three months ended - in millions, except per share data	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Interest Income
Loans	$747	$727	$718	$646	$578
Securities available for sale and held to maturity	243	233	219	198	172
Other	76	74	58	57	54

Total interest income	1,066	1,034	995	901	804

Interest Expense
Deposits	327	305	270	224	182
Borrowed funds	183	174	166	143	116

Total interest expense	510	479	436	367	298

Net interest income	556	555	559	534	506
Provision for (recoveries of) credit losses	22	24	16	(27)	8

Net interest income less provision for (recoveries of) credit losses	534	531	543	561	498

Noninterest Income
Asset management	461	431	364	334	314
Fund servicing	221	213	218	219	220
Service charges on deposits	73	74	73	67	59
Brokerage	59	57	56	57	55
Consumer services	89	80	76	73	64
Corporate services	135	143	121	113	108
Equity management gains	7	16	36	12	32
Net securities losses	(4)	(4)	(2)	(26)	(9)
Trading	57	49	47	11	50
Other	87	95	127	69	81

Total noninterest income	1,185	1,154	1,116	929	974

Noninterest Expense
Compensation	555	556	545	481	479
Employee benefits	87	77	86	86	83
Net occupancy	79	82	86	72	73
Equipment	77	75	73	74	74
Marketing	20	31	30	25	20
Other	353	324	339	302	271

Total noninterest expense	1,171	1,145	1,159	1,040	1,000

Income before minority and noncontrolling interests and income taxes	548	540	500	450	472
Minority and noncontrolling interests in income of consolidated entities	13	4	14	9	6
Income taxes	181	181	152	159	112

Net income	$354	$355	$334	$282	$354

Earnings Per Common Share
Basic	$1.21	$1.22	$1.16	$.99	$1.26
Diluted	$1.19	$1.20	$1.14	$.98	$1.24

Average Common Shares Outstanding
Basic	292	290	289	285	281
Diluted	296	294	292	288	284

Noninterest income to total revenue	68%	68%	67%	63%	66%

Effective tax rate (a)	33.0%	33.5%	30.4%	35.3%	23.7%

(a)	The first quarter 2005 effective tax rate reflects the $45 million impact of the reversal of certain deferred tax liabilities in connection with the transfer of our ownership interest in BlackRock from PNC Bank, National Association to our intermediate bank holding company, PNC Bancorp, Inc. See our 2005 Annual Report on Form 10-K for additional information.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Balance Sheet (Unaudited)

In millions, except par value	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Assets
Cash and due from banks	$3,206	$3,518	$3,474	$3,442	$2,908
Federal funds sold and resale agreements	511	350	907	89	1,252
Other short-term investments, including trading securities	2,641	2,543	2,553	2,203	2,354
Loans held for sale	2,266	2,449	2,377	2,275	2,067
Securities available for sale and held to maturity	21,529	20,710	20,658	20,437	18,449
Loans, net of unearned income of $832, $835, $856, $847 and $872	49,521	49,101	50,510	49,317	44,674
Allowance for loan and lease losses	(597)	(596)	(634)	(628)	(600)

Net loans	48,924	48,505	49,876	48,689	44,074
Goodwill	3,625	3,606	3,457	3,405	2,965
Other intangible assets	857	860	768	765	624
Other	9,698	9,413	9,171	9,489	8,666

Total assets	$93,257	$91,954	$93,241	$90,794	$83,359

Liabilities
Deposits
Noninterest-bearing	$14,250	$14,988	$14,099	$13,751	$12,808
Interest-bearing	46,649	45,287	46,115	44,922	42,361

Total deposits	60,899	60,275	60,214	58,673	55,169
Borrowed funds
Federal funds purchased	3,156	4,128	1,477	2,701	995
Repurchase agreements	2,892	1,691	2,054	2,042	2,077
Bank notes and senior debt	3,362	3,875	3,475	2,920	3,662
Subordinated debt	4,387	4,469	4,506	4,105	3,988
Commercial paper	120	10	3,447	3,998	2,381
Other	2,523	2,724	3,415	2,440	1,411

Total borrowed funds	16,440	16,897	18,374	18,206	14,514
Allowance for unfunded loan commitments and letters of credit	103	100	79	84	78
Accrued expenses	2,585	2,770	2,637	2,358	2,288
Other	3,822	2,759	3,025	2,723	3,199

Total liabilities	83,849	82,801	84,329	82,044	75,248

Minority and noncontrolling interests in consolidated entities	627	590	595	507	532

Shareholders’ Equity
Preferred stock (a)
Common stock - $5 par value Authorized 800 shares, issued 353 shares	1,764	1,764	1,764	1,764	1,764
Capital surplus	1,349	1,358	1,358	1,353	1,275
Retained earnings	9,230	9,023	8,814	8,626	8,485
Deferred compensation expense	(44)	(59)	(64)	(70)	(42)
Accumulated other comprehensive loss	(394)	(267)	(200)	(41)	(175)
Common stock held in treasury at cost: 57, 60, 62, 62, and 70 shares	(3,124)	(3,256)	(3,355)	(3,389)	(3,728)

Total shareholders’ equity	8,781	8,563	8,317	8,243	7,579

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$93,257	$91,954	$93,241	$90,794	$83,359

CAPITAL RATIOS
Tier 1 risk-based (b)	8.8%	8.3%	8.4%	8.3%	8.7%
Total risk-based (b)	12.6	12.1	12.5	11.9	12.6
Leverage (b)	7.6	7.2	7.1	7.2	7.3
Tangible common equity	5.2	5.0	4.9	5.0	5.3
Common shareholders’ equity to assets	9.4	9.3	8.9	9.1	9.1
ASSET QUALITY RATIOS
Nonperforming assets to loans, loans held for sale and foreclosed assets	.40%	.42%	.29%	.32%	.35%
Nonperforming loans to loans	.37	.39	.25	.27	.29
Net charge-offs to average loans (For the three months ended) (c)	.15	.33	.12	(.32)	.11
Allowance for loan and lease losses to loans	1.21	1.21	1.26	1.27	1.34
Allowance for loan and lease losses to nonperforming loans	328	314	499	476	458

(a)	Less than $.5 million at each date.
(b)	Estimated for March 31, 2006.
(c)	This ratio for the three months ended June 30, 2005 reflects the impact of a $53 million loan recovery during that quarter. Excluding the impact of this recovery, the ratio of net charge-offs to average loans for the second quarter of 2005 would have been .13%.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary of Business Results and Headcount (Unaudited)

Three months ended – dollars in millions (a)	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Earnings
Retail Banking	$190	$195	$176	$162	$149
Corporate & Institutional Banking	105	108	118	144	110
BlackRock	71	73	61	53	47
PFPC	27	29	28	24	23

Total business segment earnings	393	405	383	383	329
Minority interest in income of BlackRock	(22)	(22)	(19)	(16)	(14)
Other	(17)	(28)	(30)	(85)	39

Total consolidated net income	$354	$355	$334	$282	$354

Revenue (b)
Retail Banking	$753	$755	$740	$710	$663
Corporate & Institutional Banking	340	358	346	321	310
BlackRock (c)	410	375	320	276	258
PFPC (c)	218	209	211	212	214

Total business segment revenue	1,721	1,697	1,617	1,519	1,445
Other	27	25	65	(49)	41

Total consolidated revenue	$1,748	$1,722	$1,682	$1,470	$1,486

(a)	This summary also serves as a reconciliation of total earnings and revenue for all business segments to total consolidated net income and revenue. Our business segment information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our businesses and management structure change.
(b)	Business segment revenue is presented on a taxable-equivalent basis. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than a taxable investment. To provide more meaningful comparisons of yields and margins for all earning assets, we have increased the interest income earned on tax-exempt assets to make it fully equivalent to interest income on other taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) on the Consolidated Income Statement. The following is a reconciliation of total consolidated revenue on a book (GAAP) basis to total consolidated revenue on a taxable-equivalent basis (in millions):

	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Total consolidated revenue, book (GAAP) basis	$1,741	$1,709	$1,675	$1,463	$1,480
Taxable-equivalent adjustment	7	13	7	7	6

Total consolidated revenue, taxable-equivalent basis	$1,748	$1,722	$1,682	$1,470	$1,486

(c)	Amounts for BlackRock and PFPC represent the sum of total operating revenue and nonoperating income (less debt financing costs for PFPC).

	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Period-end Headcount
Full-time headcount
Retail Banking	9,725	9,679	9,891	10,079	9,578
Corporate & Institutional Banking	1,892	1,861	1,740	1,791	1,756
BlackRock	2,232	2,151	2,145	2,141	1,999
PFPC	4,291	4,391	4,457	4,599	4,549
Other
Operations & Technology	3,942	3,966	4,010	4,104	4,096
Staff Services	1,560	1,545	1,568	1,683	1,662

Total Other	5,502	5,511	5,578	5,787	5,758

Total full-time headcount	23,642	23,593	23,811	24,397	23,640
Total part-time headcount	2,003	1,755	1,558	1,477	1,449

Total headcount	25,645	25,348	25,369	25,874	25,089

The period-end headcount statistics disclosed for each business segment reflect staff directly employed by the respective business segment and exclude operations, technology and staff services employees.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited)

Three months ended Taxable-equivalent basis (a) Dollars in millions	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
INCOME STATEMENT
Net interest income	$408	$417	$407	$397	$372
Noninterest income
Asset management	87	86	87	83	81
Service charges on deposits	71	72	71	65	57
Brokerage	58	54	54	56	53
Consumer services	86	78	72	68	60
Other	43	48	49	41	40

Total noninterest income	345	338	333	313	291

Total revenue	753	755	740	710	663
Provision for credit losses	9	9	14	15	14
Noninterest expense	436	434	444	436	412

Pretax earnings	308	312	282	259	237
Minority interest	4
Income taxes	114	117	106	97	88

Earnings	$190	$195	$176	$162	$149

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$13,778	$13,751	$13,570	$13,267	$12,803
Indirect	987	980	952	917	892
Other consumer	1,248	1,264	1,205	1,171	1,141

Total consumer	16,013	15,995	15,727	15,355	14,836
Commercial	5,433	5,282	5,235	5,033	4,821
Floor plan	970	936	903	1,050	1,013
Residential mortgage	1,648	1,716	1,789	1,326	776
Other	236	244	247	269	280

Total loans	24,300	24,173	23,901	23,033	21,726
Goodwill	1,472	1,467	1,458	1,248	1,144
Loans held for sale	1,880	1,802	1,602	1,455	1,345
Other assets	1,717	1,598	1,585	1,482	1,403

Total assets	$29,369	$29,040	$28,546	$27,218	$25,618

Deposits
Noninterest-bearing demand	$7,777	$7,925	$7,891	$7,529	$7,200
Interest-bearing demand	8,025	8,095	8,044	7,929	7,710
Money market	14,644	14,399	14,042	13,175	12,902

Total transaction deposits	30,446	30,419	29,977	28,633	27,812
Savings	2,183	2,309	2,516	2,712	2,766
Certificates of deposit	13,115	12,671	11,996	11,107	10,171

Total deposits	45,744	45,399	44,489	42,452	40,749
Other liabilities	560	392	370	396	408
Capital	2,943	2,965	2,919	2,774	2,748

Total funds	$49,247	$48,756	$47,778	$45,622	$43,905

PERFORMANCE RATIOS
Return on average capital	26%	26%	24%	23%	22%
Noninterest income to total revenue	46	45	45	44	44
Efficiency, GAAP basis	58	57	60	61	62
Efficiency, as adjusted (b)	56	55	58	59	60

(a)	See notes (a) and (b) on page 3.
(b)	See page 10 for a reconciliation of the efficiency ratio, as adjusted, to the efficiency ratio on a GAAP basis.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

Three months ended Dollars in millions except as noted	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
OTHER INFORMATION (a)
Credit-related statistics:
Nonperforming assets	$93	$90	$87	$84	$93
Net charge-offs	$14	$12	$11	$16	$14
Annualized net charge-off ratio	.23%	.20%	.18%	.28%	.26%

Home equity portfolio credit statistics:
% of first lien positions	45%	46%	47%	48%	50%
Weighted average loan-to-value ratios	68%	68%	70%	70%	69%
Weighted average FICO scores	727	728	721	720	717
Loans 90 days past due	.22%	.21%	.18%	.18%	.19%

Checking-related statistics:
Retail Banking checking relationships	1,950,000	1,934,000	1,921,000	1,882,000	1,782,000
Consumer DDA households using online banking	880,000	855,000	830,000	793,000	748,000
% of consumer DDA households using online banking	50%	49%	48%	47%	47%
Consumer DDA households using online bill payment	253,000	205,000	188,000	167,000	132,000
% of consumer DDA households using online bill payment	14%	12%	11%	10%	8%

Small business deposits:
Noninterest-bearing demand	$4,357	$4,555	$4,499	$4,267	$4,086
Interest-bearing demand	1,454	1,656	1,547	1,478	1,556
Money market	2,705	2,941	3,045	2,774	2,630
Certificates of deposit	553	530	410	353	352

Brokerage statistics:
Margin loans	$205	$217	$223	$218	$249
Financial consultants (b)	783	779	784	789	783
Full service brokerage offices	100	100	99	98	96
Brokerage account assets (billions)	$43	$42	$42	$41	$39

Other statistics:
Gains on sales of education loans (c)	$4	$4	$11	$3	$1
Period-end full-time headcount	9,725	9,679	9,891	10,079	9,578
Period-end part-time headcount	1,373	1,117	934	832	773
ATMs	3,763	3,721	3,770	3,788	3,610
Branches (d)	846	839	830	827	772

ASSETS UNDER ADMINISTRATION (in billions) (e)
Assets under management
Personal	$40	$40	$41	$41	$40
Institutional	10	9	9	9	9

Total	$50	$49	$50	$50	$49

Asset Type
Equity	$32	$31	$31	$31	$30
Fixed income	12	12	13	13	13
Liquidity/Other	6	6	6	6	6

Total	$50	$49	$50	$50	$49

Nondiscretionary assets under administration
Personal	$28	$27	$27	$26	$29
Institutional	59	57	58	59	63

Total	$87	$84	$85	$85	$92

Asset Type
Equity	$33	$33	$32	$31	$32
Fixed income	26	24	25	26	32
Liquidity/Other	28	27	28	28	28

Total	$87	$84	$85	$85	$92

(a)	Presented as of period-end, except for net charge-offs, annualized net charge-off ratio, gains on sales of education loans, and small business deposits.
(b)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.
(c)	Included in “Noninterest income-Other” on page 4.
(d)	Excludes certain satellite branches that provide limited products and service hours.
(e)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited)

Three months ended Taxable-equivalent basis (a) Dollars in millions except as noted	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
INCOME STATEMENT
Net interest income	$175	$184	$194	$183	$178
Noninterest income
Corporate services	113	118	99	92	89
Other	52	56	53	46	43

Noninterest income	165	174	152	138	132

Total revenue	340	358	346	321	310
Provision for (recoveries of) credit losses	12	23	(1)	(48)	(4)
Noninterest expense	176	177	172	155	154

Pretax earnings	152	158	175	214	160
Income taxes	47	50	57	70	50

Earnings	$105	$108	$118	$144	$110

AVERAGE BALANCE SHEET
Loans
Corporate (b)	$9,685	$9,829	$11,436	$10,940	$10,417
Commercial real estate	2,643	2,620	2,580	2,139	1,807
Commercial - real estate related	2,454	2,219	2,155	2,105	1,798
Asset-based lending	4,252	4,227	4,227	4,303	4,050

Total loans (b)	19,034	18,895	20,398	19,487	18,072
Loans held for sale	866	923	789	694	598
Other assets	5,596	5,508	5,497	5,466	4,873

Total assets	$25,496	$25,326	$26,684	$25,647	$23,543

Deposits	$9,584	$10,129	$9,535	$9,165	$8,683
Commercial paper (c)		514	2,553	2,168	2,127
Other liabilities	3,439	3,405	3,280	3,472	3,236
Capital	1,945	1,787	1,743	1,671	1,692

Total funds	$14,968	$15,835	$17,111	$16,476	$15,738

PERFORMANCE RATIOS
Return on average capital	22%	24%	27%	35%	26%
Noninterest income to total revenue	49	49	44	43	43
Efficiency	52	49	50	48	50

COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$136	$126	$119	$105	$98
Acquisitions/additions	13	21	18	21	14
Repayments/transfers	(9)	(11)	(11)	(7)	(7)

End of period	$140	$136	$126	$119	$105

OTHER INFORMATION
Consolidated revenue from: (d)
Treasury Management	$102	$105	$105	$103	$97
Capital Markets	$64	$62	$42	$29	$42
Midland Loan Services	$42	$41	$39	$32	$32
Equipment Leasing	$18	$17	$16	$18	$18
Total loans (e)	$19,447	$18,817	$21,084	$20,726	$18,595
Nonperforming assets (e)	$112	$124	$67	$77	$65
Net charge-offs (recoveries)	$4	$28	$5	$(54)	$(2)
Period-end full-time headcount	1,892	1,861	1,740	1,791	1,756
Net gains on commercial mortgage loan sales	$7	$13	$21	$18	$9
Net carrying amount of commercial mortgage servicing rights (e)	$353	$344	$297	$276	$258

(a)	See notes (a) and (b) on page 3.
(b)	Includes lease financing and Market Street. Market Street was deconsolidated from our Consolidated Balance Sheet effective October 17, 2005.
(c)	Includes Market Street. See Supplemental Average Balance Sheet Information on pages 11-12.
(d)	Represents consolidated PNC amounts.
(e)	Presented as of period-end.

THE PNC FINANCIAL SERVICES GROUP, INC.

BlackRock (Unaudited) (a)

Three months ended Taxable-equivalent basis (a) Dollars in millions except as noted	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
INCOME STATEMENT
Investment advisory and administrative fees	$350	$320	$255	$231	$212
Other income	46	49	46	40	38

Total revenue	396	369	301	271	250
Operating expense	286	245	208	179	175
Fund administration and servicing costs	10	11	13	10	9

Total expense	296	256	221	189	184

Operating income	100	113	80	82	66
Nonoperating income	14	6	19	5	8

Pretax earnings	114	119	99	87	74
Minority interest	1	1	1	1
Income taxes	42	45	37	33	27

Earnings	$71	$73	$61	$53	$47

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$492	$484	$492	$500	$444
Other assets	1,349	1,364	1,181	1,063	1,050

Total assets	$1,841	$1,848	$1,673	$1,563	$1,494

Liabilities and minority interest	$852	$926	$806	$709	$648
Stockholders’ equity	989	922	867	854	846

Total liabilities and stockholders’ equity	$1,841	$1,848	$1,673	$1,563	$1,494

PERFORMANCE DATA
Return on average equity	30%	32%	28%	25%	24%
Operating margin (b)	41	36	35	37	38
Diluted earnings per share	$1.06	$1.09	$.92	$.80	$.70

ASSETS UNDER MANAGEMENT (in billions) (at period end)
Separate accounts
Fixed income	$284	$280	$265	$258	$240
Cash management	10	7	8	8	7
Cash management - securities lending	8	5	6	7	7
Equity	23	21	20	19	19
Alternative investment products	27	25	25	23	19

Total separate accounts	352	338	324	315	292
Mutual funds (c)
Fixed income	24	25	25	26	25
Cash management	69	74	63	60	60
Equity	18	16	16	13	14

Total mutual funds	111	115	104	99	99

Total assets under management	$463	$453	$428	$414	$391

OTHER INFORMATION
Period-end full-time headcount	2,232	2,151	2,145	2,141	1,999

(a)	See notes (a) and (b) on page 3.
(b)	Calculated as operating income excluding, net of tax, State Street Research and Management (SSRM) payments, the LTIP expense, SSRM acquisition costs, Merrill Lynch Investment Management (MLIM) acquisition costs, and appreciation on Rabbi trust assets related to BlackRock’s deferred compensation plan divided by total revenue less, net of tax, reimbursable property management compensation and fund administration and servicing costs. The following is a reconciliation of this presentation to operating margin calculated on a GAAP basis (operating income divided by total revenue) in millions:

Operating income, GAAP basis	$100	$113	$80	$82	$66
Add back: SSRM payment	34
Add back: LTIP expense	14	15	14	16	14
Less: portion of LTIP to be funded by BlackRock	(2)	(2)	(2)	(4)	(2)
Add back: SSRM acquisition costs					9
Add back: MLIM acquisition costs	6
Add back: Appreciation on assets related to deferred compensation plans	5		8		2

Operating income, as adjusted	$157	$126	$100	$94	$89

Total revenue, GAAP basis	$396	$369	$301	$271	$250
Less: reimbursable property management compensation	6	6	7	6	4
Less: fund administration and servicing costs	10	12	12	10	9

Revenue used for operating margin calculation, as reported	$380	$351	$282	$255	$237

Operating margin, GAAP basis	25%	31%	27%	30%	26%
Operating margin, as adjusted	41%	36%	35%	37%	38%

We believe that operating margin, as adjusted, is an effective indicator of management’s ability to, and useful to management in deciding how to, effectively employ BlackRock’s resources. As such, we believe operating margin, as adjusted, provides useful disclosure to investors. The 2006 SSRM payment was excluded because it represents a non-recurring payment (based on a performance fee) pursuant to the SSRM acquisition agreement. The portion of the LTIP expense associated with awards to be met by the distribution to the LTIP participants of shares of BlackRock stock currently held by PNC has been excluded from operating income because, exclusive of the potential impact related to LTIP participants’ put options, these charges will not impact BlackRock’s book value. SSRM acquisition costs consist of certain compensation costs and professional fees incurred in 2005. Compensation expense reflected in this amount represents direct incentives related to alternative product performance fees generated in 2004 by SSRM employees, assumed in conjunction with the acquisition and settled by BlackRock with no future service requirement. Compensation expense associated with appreciation on assets related to BlackRock’s deferred compensation plans has been excluded because investment returns on these assets reported in nonoperating income, net of the related impact on compensation expense, results in a nominal impact on net income. MLIM acquisition costs consist of certain professional fees incurred in 2006. We have excluded fund administration and servicing costs from the operating margin calculation because these costs fluctuate based on the discretion of a third party. Reimbursable property management compensation represents compensation and benefits paid to certain BlackRock Realty Advisors, Inc. (“Realty”) personnel. These employees are retained on Realty’s payroll when properties are acquired by Realty’s clients. The related compensation and benefits are fully reimbursed by Realty’s clients and have been excluded from revenue used for operating margin measurement, as adjusted, because they bear no economic cost to BlackRock.

(c)	Includes BlackRock Funds, BlackRock Liquidity Funds, BlackRock Closed-End Funds, PNC Investment Contract Fund and BlackRock Global Series Funds.

THE PNC FINANCIAL SERVICES GROUP, INC.

PFPC (Unaudited) (a)

Three months ended Dollars in millions except as noted	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
INCOME STATEMENT
Fund servicing revenue	$227	$217	$221	$221	$220
Other revenue					10

Total revenue	227	217	221	221	230
Operating expense	170	161	168	169	173
Amortization of other intangibles, net	3	4	3	4	3

Total expense	173	165	171	173	176

Operating income	54	52	50	48	54
Debt financing	10	10	10	10	8
Net nonoperating income (expense)	1	2		1	(8)

Pretax earnings	45	44	40	39	38
Income taxes	18	15	12	15	15

Earnings	$27	$29	$28	$24	$23

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,022	$1,025	$1,029	$1,009	$1,012
Other assets	1,363	1,103	1,053	1,074	896

Total assets	$2,385	$2,128	$2,082	$2,083	$1,908

Debt financing	$890	$890	$939	$987	$1,017
Other liabilities	1,094	864	799	778	598
Shareholder’s equity	401	374	344	318	293

Total funds	$2,385	$2,128	$2,082	$2,083	$1,908

PERFORMANCE RATIOS
Return on average equity	28%	32%	34%	31%	33%
Operating margin (b)	24	24	23	22	23

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions)(c)
Domestic	$665	$754	$726	$699	$680
Offshore	85	81	67	67	65

Total	$750	$835	$793	$766	$745

Asset type (in billions)
Money market	$238	$361	$333	$333	$340
Equity	338	305	284	262	245
Fixed income	107	104	114	111	107
Other	67	65	62	60	53

Total	$750	$835	$793	$766	$745

Custody fund assets (in billions)	$383	$476	$475	$462	$462

Shareholder accounts (in millions)
Transfer agency	20	19	19	20	20
Subaccounting	45	43	40	38	39

Total	65	62	59	58	59

OTHER INFORMATION
Period-end full-time headcount	4,291	4,391	4,457	4,599	4,549

(a)	See notes (a) and (b) on page 3.
(b)	Operating income divided by total revenue.
(c)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Income, Net Interest Margin, and Trading Revenue (Unaudited)

Taxable-	equivalent basis

	Quarter ended
Net Interest Income In millions	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Interest income
Loans	$750	$730	$721	$649	$580
Securities available for sale and held to maturity	244	234	219	199	173
Other	79	83	62	60	57

Total interest income	1,073	1,047	1,002	908	810

Interest expense
Deposits	327	305	270	224	182
Borrowed funds	183	174	166	143	116

Total interest expense	510	479	436	367	298

Net interest income (a)	$563	$568	$566	$541	$512

(a)	The following is a reconciliation of net interest income as reported in the Consolidated Income Statement (GAAP basis) to net interest income on a taxable-equivalent basis:

	Quarter ended
In millions	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Net interest income, GAAP basis	$556	$555	$559	$534	$506
Taxable-equivalent adjustment	7	13	7	7	6

Net interest income, taxable-equivalent basis	$563	$568	$566	$541	$512

	Quarter ended
Net Interest Margin	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Average yields/rates
Yield on interest-earning assets
Loans	6.14%	5.91%	5.75%	5.48%	5.30%
Securities available for sale and held to maturity	4.66	4.49	4.29	4.21	4.10
Other	5.04	5.00	4.15	4.11	3.22
Total yield on interest-earning assets	5.64	5.44	5.23	5.03	4.79
Rate on interest-bearing liabilities
Deposits	2.81	2.58	2.33	2.05	1.80
Borrowed funds	4.65	4.23	3.79	3.48	3.09
Total rate on interest-bearing liabilities	3.27	3.01	2.73	2.44	2.15

Interest rate spread	2.37	2.43	2.50	2.59	2.64
Impact of noninterest-bearing sources	.58	.53	.46	.41	.38

Net interest margin	2.95%	2.96%	2.96%	3.00%	3.02%

Trading Revenue (b) In millions	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Net interest income		$2	$1	$4	$2
Noninterest income	$57	49	47	11	50

Total trading revenue	$57	$51	$48	$15	$52

Securities underwriting and trading	$4	$7	$2	$5	$5
Foreign exchange	14	12	10	9	8
Financial derivatives	39	32	36	1	39

Total trading revenue	$57	$51	$48	$15	$52

(b)	See pages 11-12 for disclosure of average trading assets and liabilities.

THE PNC FINANCIAL SERVICES GROUP, INC.

Efficiency Ratios (Unaudited)

	Quarter ended
GAAP and Bank Efficiency Ratios	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
GAAP basis efficiency ratio (a)	67%	67%	69%	71%	68%
Bank efficiency ratio (b)	63%	64%	67%	69%	63%
__________
(a) Calculated as noninterest expense divided by the sum of net interest income and noninterest income.

(b)    The bank efficiency ratio represents the consolidated (GAAP basis) efficiency ratio excluding the effect of BlackRock and PFPC. We believe the disclosure of this bank efficiency ratio is meaningful for investors because it provides a more relevant basis of comparison with other financial institutions that may not have significant asset management and processing businesses.

Reconciliation of GAAP amounts with amounts used in the calculation of the bank efficiency ratio:

	Quarter ended
Dollars in millions	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
PNC total revenue, GAAP basis	$1,741	$1,709	$1,675	$1,463	$1,480
Less: BlackRock revenue (c)	409	373	320	275	258
PFPC revenue (c)	218	209	211	212	214

Revenue, as adjusted	$1,114	$1,127	$1,144	$976	$1,008

PNC noninterest expense, GAAP basis	$1,171	$1,145	$1,159	$1,040	$1,000
Less: BlackRock noninterest expense	296	256	221	189	184
PFPC noninterest expense (c)	173	165	171	173	176

Noninterest expense, as adjusted	$702	$724	$767	$678	$640
__________

(c)    These amounts differ from amounts included on pages 7 and 8 of this financial supplement due to the presentation on pages 7 and 8 of BlackRock revenue on a taxable-equivalent basis and classification differences related to BlackRock and PFPC. Note 21 Segment Reporting in our 2005 Annual Report on Form 10-K provides further details on these differences.

	Quarter ended
Retail Banking Efficiency Ratios	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Efficiency, GAAP basis (a)	58%	57%	60%	61%	62%
Efficiency, as adjusted (b)	56%	55%	58%	59%	60%

__________
(a) Calculated as noninterest expense divided by the sum of net interest income and noninterest income.

(b)    Calculated by excluding the impact of Hilliard Lyons activities included within the Retail Banking business segment. Activities excluded are the principal activities of Hilliard Lyons on a management reporting basis, including client-related brokerage and trading, investment banking and investment management. Industry-wide efficiency measures for brokerage firms and asset management firms differ significantly due primarily to the highly variable compensation structure of brokerage firms. We believe the disclosure of an efficiency ratio for Retail Banking excluding the impact of these Hilliard Lyons activities is meaningful for investors as it provides a more relevant basis of comparison with other retail banking franchises.

Reconciliation of GAAP amounts with amounts used in the calculation of adjusted Retail Banking efficiency ratio:

	Quarter ended
Dollars in millions	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Revenue, GAAP basis	$753	$755	$740	$710	$663
Less: Hilliard Lyons	56	48	50	51	49

Revenue, as adjusted	$697	$707	$690	$659	$614

Noninterest expense, GAAP basis	$436	$434	$444	$436	$412
Less: Hilliard Lyons	45	44	44	46	44

Noninterest expense, as adjusted	$391	$390	$400	$390	$368

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited)

Three months ended - in millions	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Assets
Interest-earning assets
Securities available for sale and held to maturity
Securities available for sale
Mortgage-backed, asset-backed, and other debt	$13,007	$12,541	$12,154	$11,138	$9,631
U.S. Treasury and government agencies/corporations	7,527	7,952	7,960	7,406	6,897
State and municipal	156	161	167	171	172
Corporate stocks and other	216	163	167	190	172

Total securities available for sale	20,906	20,817	20,448	18,905	16,872
Securities held to maturity				1

Total securities available for sale and held to maturity (a)	20,906	20,817	20,448	18,906	16,872
Loans, net of unearned income
Commercial	19,556	19,130	19,685	19,259	17,935
Commercial real estate	3,021	2,983	2,947	2,478	2,015
Consumer	16,184	16,310	16,673	16,195	15,641
Residential mortgage	7,272	7,175	6,739	5,742	4,855
Lease financing	2,769	2,821	2,937	2,978	3,041
Other	344	364	469	484	495

Total loans, net of unearned income (a)	49,146	48,783	49,450	47,136	43,982
Loans held for sale	2,745	2,715	2,390	2,152	1,941
Federal funds sold and resale agreements	488	643	423	649	2,249
Other	3,147	3,248	3,046	3,098	2,937

Total interest-earning assets	76,432	76,206	75,757	71,941	67,981
Noninterest-earning assets
Allowance for loan and lease losses	(600)	(628)	(634)	(655)	(611)
Cash and due from banks	3,187	3,325	3,233	3,106	2,987
Other	13,110	13,167	12,720	13,167	13,005

Total assets (a)	$92,129	$92,070	$91,076	$87,559	$83,362

Supplemental Average Balance Sheet Information
Loans excluding conduit	$49,146	$48,353	$47,351	$45,097	$41,871
Market Street conduit (a)		430	2,099	2,039	2,111

Total loans (a)	$49,146	$48,783	$49,450	$47,136	$43,982

Trading Assets
Securities (b)	$1,797	$1,852	$1,734	$1,932	$1,883
Resale agreements (c)	321	593	411	411	1,249
Financial derivatives (d)	908	849	695	864	679

Total trading assets	$3,026	$3,294	$2,840	$3,207	$3,811

(a)	We deconsolidated Market Street from our Consolidated Balance Sheet in October 2005. Assets and liabilities of Market Street, consisting primarily of securities, loans, and commercial paper, are not reflected in our Average Consolidated Balance Sheet after October 17, 2005. The deconsolidation of Market Street affected the following loan categories: commercial, consumer, lease financing and other.
(b)	Included in “Interest-earning assets-Other” above.
(c)	Included in “Federal funds sold and resale agreements” above.
(d)	Included in “Noninterest-earning assets-Other” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

Three months ended - in millions	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Liabilities, Minority and Noncontrolling Interests, and Shareholders’ Equity
Interest-bearing liabilities
Interest-bearing deposits
Money market	$18,482	$19,194	$18,447	$17,482	$16,562
Demand	8,304	8,378	8,343	8,205	7,965
Savings	2,250	2,377	2,589	2,787	2,831
Retail certificates of deposit	13,243	12,804	12,143	11,215	10,296
Other time	1,309	1,527	2,306	1,484	902
Time deposits in foreign offices	3,396	2,482	2,061	2,477	2,373

Total interest-bearing deposits	46,984	46,762	45,889	43,650	40,929
Borrowed funds
Federal funds purchased	2,594	2,518	1,704	2,506	1,659
Repurchase agreements	2,307	1,915	2,137	2,405	2,306
Bank notes and senior debt	3,824	3,558	3,271	3,288	2,663
Subordinated debt	4,437	4,438	3,996	3,826	3,911
Commercial paper (a)	219	798	3,316	2,438	2,344
Other	2,380	2,960	2,790	1,867	2,159

Total borrowed funds	15,761	16,187	17,214	16,330	15,042

Total interest-bearing liabilities	62,745	62,949	63,103	59,980	55,971
Noninterest-bearing liabilities, minority and noncontrolling interests, and shareholders’ equity
Demand and other noninterest-bearing deposits	13,966	14,057	13,738	12,987	12,432
Allowance for unfunded loan commitments and letters of credit	101	80	84	78	76
Accrued expenses and other liabilities	6,106	6,049	5,408	6,095	6,856
Minority and noncontrolling interests in consolidated entities	589	599	518	526	527
Shareholders’ equity	8,622	8,336	8,225	7,893	7,500

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$92,129	$92,070	$91,076	$87,559	$83,362

Supplemental Average Balance Sheet Information
Interest-bearing deposits	$46,984	$46,762	$45,889	$43,650	$40,929
Demand and other noninterest-bearing deposits	13,966	14,057	13,738	12,987	12,432

Total deposits	$60,950	$60,819	$59,627	$56,637	$53,361
Transaction deposits	$40,752	$41,629	$40,528	$38,674	$36,959
Market Street commercial paper (a)		$514	$2,553	$2,167	$2,125
Common shareholders’ equity	$8,615	$8,328	$8,217	$7,885	$7,492

Trading Liabilities
Securities sold short (b)	$663	$961	$806	$750	$1,462
Repurchase agreements and other borrowings (c)	886	985	933	1,078	1,185
Financial derivatives (d)	901	908	814	909	667

Total trading liabilities	$2,450	$2,854	$2,553	$2,737	$3,314

(a)	See note (a) on page 11.
(b)	Included in “Borrowed funds-Other” above.
(c)	Included in “Borrowed funds-Repurchase agreements” and “Borrowed funds-Other” above.
(d)	Included in “Accrued expenses and other liabilities” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans and Lending Statistics (Unaudited)

Loans

Period ended - in millions	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Commercial
Retail/wholesale	$4,962	$4,854	$5,114	$5,295	$5,236
Manufacturing	4,113	4,045	4,321	4,498	4,327
Other service providers	2,114	1,986	2,173	2,198	1,820
Real estate related	2,845	2,577	2,492	2,520	2,179
Financial services	1,561	1,438	1,297	1,374	1,308
Health care	651	616	608	671	560
Other	3,681	3,809	4,098	3,447	3,043

Total commercial	19,927	19,325	20,103	20,003	18,473

Commercial real estate
Real estate projects	2,325	2,244	2,147	2,030	1,404
Mortgage	721	918	779	806	521

Total commercial real estate	3,046	3,162	2,926	2,836	1,925

Equipment lease financing	3,558	3,628	3,721	3,668	3,719

Total commercial lending	26,531	26,115	26,750	26,507	24,117

Consumer
Home equity	13,787	13,790	13,722	13,531	12,968
Automobile	958	938	931	874	854
Other	1,363	1,445	2,232	2,165	1,953

Total consumer	16,108	16,173	16,885	16,570	15,775

Residential mortgage	7,362	7,307	7,156	6,508	5,007
Vehicle lease financing			101	124	158
Other	352	341	474	455	489
Unearned income	(832)	(835)	(856)	(847)	(872)

Total, net of unearned income (a)	$49,521	$49,101	$50,510	$49,317	$44,674

Supplemental Loan Information
Loans excluding conduit	$49,521	$49,101	$47,889	$47,125	$42,479
Market Street conduit (a)			2,621	2,192	2,195

Total loans (a)	$49,521	$49,101	$50,510	$49,317	$44,674

	March 31 2006	March 31 2005
Commercial Lending Exposure (b)(c)
Investment grade or equivalent	47%	47%
Non-investment grade
$50 million or greater	2%	2%
All other non-investment grade	51%	51%

Total	100%	100%

(a)	See note (a) on page 11.
(b)	Includes all commercial loans in the Retail Banking and Corporate & Institutional Banking business segments other than the loans of Market Street. We deconsolidated Market Street from our Consolidated Balance Sheet effective October 17, 2005.
(c)	Exposure represents the sum of all loans, leases, commitments and letters of credit.

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit and Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Beginning balance	$596	$634	$628	$600	$607
Charge-offs
Commercial	(16)	(8)	(16)	(16)	(12)
Commercial real estate		(1)
Equipment lease financing		(29)
Consumer	(12)	(12)	(12)	(11)	(10)
Residential mortgage		(1)		(1)

Total charge-offs	(28)	(51)	(28)	(28)	(22)
Recoveries
Commercial (a)	6	6	8	62	6
Commercial real estate			1
Equipment lease financing				1
Consumer	4	4	4	3	4
Residential mortgage

Total recoveries (a)	10	10	13	66	10
Net recoveries (charge-offs)
Commercial (a)	(10)	(2)	(8)	46	(6)
Commercial real estate		(1)	1
Equipment lease financing		(29)		1
Consumer	(8)	(8)	(8)	(8)	(6)
Residential mortgage		(1)		(1)

Total net recoveries (charge-offs) (a)	(18)	(41)	(15)	38	(12)
Provision for (recoveries of) credit losses	22	24	16	(27)	8
Acquired allowance - Riggs				23
Net change in allowance for unfunded loan commitments and letters of credit	(3)	(21)	5	(6)	(3)

Ending balance	$597	$596	$634	$628	$600

Supplemental Information
Commercial lending net recoveries (charge-offs) (a) (b)	$(10)	$(32)	$(7)	$47	$(6)
Consumer lending net recoveries (charge-offs) (c)	(8)	(9)	(8)	(9)	(6)

Total net recoveries (charge-offs) (a)	$(18)	$(41)	$(15)	$38	$(12)
Net charge-offs to average loans
Commercial lending	.16%	.51%	.11%	(.73)%	.11%
Consumer lending	.14	.15	.14	.15	.14

___________
(a) Second quarter 2005 amounts reflect the impact of a $53 million loan recovery during that period.
(b) Includes commercial, commercial real estate and equipment lease financing.
(c) Includes consumer and residential mortgage.
Change in Allowance for Unfunded Loan Commitments and Letters of Credit
Three months ended - in millions	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Beginning balance	$100	$79	$84	$78	$75
Net change in allowance for unfunded loan commitments and letters of credit	3	21	(5)	6	3

Ending balance	$103	$100	$79	$84	$78

Net Unfunded Commitments In millions	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Net unfunded commitments (d)	$40,806	$40,178	$35,261	$33,925	$30,237

(d)	Balances at March 31, 2006 and December 31, 2005 reflect the deconsolidation of Market Street from our Consolidated Balance Sheet effective October 17, 2005. Amounts related to Market Street are now considered third party net unfunded commitments.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

Period ended - in millions	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Nonaccrual loans
Commercial	$127	$134	$86	$88	$83
Commercial real estate	13	14	11	11	11
Equipment lease financing	16	17	3	4	5
Consumer	11	10	11	10	13
Residential mortgage	15	15	16	19	19

Total nonaccrual loans	182	190	127	132	131
Nonperforming loans held for sale (a)	1	1	1	2	2
Foreclosed and other assets
Equipment lease financing	13	13	13	13	13
Residential mortgage	8	9	11	13	11
Other	3	3	4	4	5

Total foreclosed and other assets	24	25	28	30	29

Total nonperforming assets (b)	$207	$216	$156	$164	$162

Nonperforming loans to total loans	.37%	.39%	.25%	.27%	.29%
Nonperforming assets to total loans, loans held for sale and foreclosed assets	.40	.42	.29	.32	.35
Nonperforming assets to total assets	.22	.23	.17	.18	.19

____________
(a) Includes troubled debt restructured loans held for sale.	$1	$1	$1	$2	$2
(b) Excludes equity management assets carried at estimated fair value (March 31, 2006, December 31, 2005, September 30, 2005, June 30, 2005, and March 31, 2005 amounts include troubled debt restructured assets of $7 million, $7 million, $16 million, $15 million, and $10 million, respectively).	$21	$25	$27	$31	$33

Change in Nonperforming Assets
In millions	Quarter ended
January 1, 2006	$216
Transferred from accrual	50
Returned to performing	(3)
Principal activity including payoffs	(35)
Asset sales	(5)
Charge-offs and valuation adjustments	(16)

March 31, 2006	$207

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited) (Continued)

Nonperforming Assets by Business

Period ended - in millions	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Retail Banking
Nonperforming loans	$84	$81	$78	$74	$83
Foreclosed and other assets	9	9	9	10	10

Total	$93	$90	$87	$84	$93

Corporate & Institutional Banking
Nonperforming loans	$97	$108	$48	$57	$46
Nonperforming loans held for sale	1	1	1	2	2
Foreclosed and other assets	14	15	18	18	17

Total	$112	$124	$67	$77	$65

Other (a)
Nonperforming loans	$1	$1	$1	$1	$2
Foreclosed and other assets	1	1	1	2	2

Total	$2	$2	$2	$3	$4

Consolidated Totals
Nonperforming loans	$182	$190	$127	$132	$131
Nonperforming loans held for sale	1	1	1	2	2
Foreclosed and other assets	24	25	28	30	29

Total	$207	$216	$156	$164	$162

Largest Nonperforming Assets at March 31, 2006 – in millions (b)

Ranking	Outstandings	Industry
1	$18	Food Mfg.
2	16	Transportation Equipment Mfg.
3	13	Air Transportation
4	13	Air Transportation
5	12	Computer and Electronic Product Mfg.
6	7	Fabricated Metal Product Mfg.
7	6	Real Estate
8	4	Construction of Buildings
9	4	Private Households
10	3	Professional, Scientific, and Technical

Total	$96

As a percent of nonperforming assets
	46%

(a)	Represents residential mortgages related to PNC’s asset and liability management function.
(b)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Glossary of Terms

Accounting/administration net fund assets - Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on available-for-sale debt securities, less goodwill and certain other intangible assets.

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Charge-off - Process of removing a loan or portion of a loan from a bank’s balance sheet because the loan is considered uncollectible. A charge-off is also recorded when a loan is transferred to held for sale and its market value is less than its carrying amount.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Custody assets - All investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives - Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of a firm’s economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., vulnerable to rising rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; other short-term investments, including trading securities; loans held for sale; loans, net of unearned income; securities; and certain other assets.

Economic capital - Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with an institution’s target credit rating. As such, economic risk serves as a “common currency” of risk that allows an institution to compare different risks on a similar basis.

Economic value of equity (“EVE”) - The present value of the expected cash flows of our existing assets less the present value of the expected cash flows of our existing liabilities, plus the present value of the net cash flows of our existing off-balance sheet positions.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off-balance sheet positions.

Efficiency - Noninterest expense divided by the sum of net interest income and noninterest income.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of business segments. These balances are assigned funding rates that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures, using the least-cost funding sources available.

GAAP - Accounting principles generally accepted in the United States of America.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue - Noninterest income divided by the sum of net interest income and noninterest income.

Nonperforming assets - Nonperforming assets include nonaccrual loans, troubled debt restructured loans, nonaccrual loans held for sale, and foreclosed and other assets. Interest income does not accrue on assets classified as nonperforming.

Nonperforming loans - Nonperforming loans include loans to commercial, equipment lease financing, consumer, commercial real estate and residential mortgage customers as well as troubled debt restructured loans. Nonperforming loans do not include nonaccrual loans held for sale or foreclosed and other assets. Interest income does not accrue on loans classified as nonperforming.

Operating leverage - The period to period percentage change in total revenue less the percentage change in noninterest expense. A positive percentage indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative percentage implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Recovery - Cash proceeds received on a loan that had previously been charged off. The amount received is credited to the allowance for loan and lease losses.

Return on average capital - Annualized net income divided by average capital.

Return on average assets - Annualized net income divided by average assets.

Return on average common equity - Annualized net income divided by average common shareholders’ equity.

Risk-weighted assets - Primarily computed by the assignment of specific risk-weights (as defined by The Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Tangible common equity ratio - Common shareholders’ equity less goodwill and other intangible assets (excluding mortgage servicing rights) divided by assets less goodwill and other intangible assets (excluding mortgage servicing rights).

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than a taxable investment. To provide more meaningful comparisons of yields and margins for all interest-earning assets, the interest income earned on tax-exempt assets is increased to make it fully equivalent to interest income on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 risk-based capital - Tier 1 risk-based capital equals: total shareholders’ equity, plus trust preferred capital securities, plus certain minority interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies and less net unrealized holding losses on available-for-sale equity securities. Net unrealized holding gains on available-for-sale equity securities, net unrealized holding gains (losses) on available-for-sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total fund assets serviced - Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total risk-based capital - Tier 1 risk-based capital plus qualifying senior and subordinated debt, other minority interest not qualified as tier 1, and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Yield curve (shape of the yield curve, flat yield curve) - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds.

Business Segment Products and Services

Retail Banking provides deposit, lending, brokerage, trust, investment management and cash management services to approximately 2.5 million consumer and small business customers within our primary geographic area. Our customers are serviced primarily through approximately 850 offices in our branch network, the call center located in Pittsburgh and the Internet – www.pncbank.com. The branch network is located primarily in Pennsylvania, New Jersey, Ohio, Kentucky, Delaware and the Greater Washington, D.C. area, including Virginia and Maryland. Brokerage services are provided through PNC Investments, LLC, and J.J.B. Hilliard, W.L. Lyons, Inc. Retail Banking also serves as investment manager and trustee for employee benefit plans and charitable and endowment assets and provides nondiscretionary defined contribution plan services and investment options through its Vested Interest® product. These services are provided to individuals and corporations primarily within our primary geographic markets.

Corporate & Institutional Banking provides lending, treasury management, and capital markets products and services to mid-sized corporations, government entities and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets and provides certain products and services nationally.

BlackRock is one of the largest publicly traded investment management firms in the United States with approximately $463 billion of assets under management at March 31, 2006. BlackRock provides diversified investment management services to institutional and individual investors worldwide through a variety of fixed income, cash management, equity, and alternative investment products. Mutual funds include the flagship fund families, BlackRock Funds and BlackRock Liquidity Funds. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services to institutional investors under the BlackRock Solutions® brand name.

PFPC is among the largest providers of mutual fund transfer agency and accounting and administration services in the United States, offering a wide range of fund processing services to the investment management industry, and providing processing solutions to the international marketplace through its Ireland and Luxembourg operations.